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Exhibit 99.1

Contacts:	RadView Software Ltd. Christopher Dineen, Chief Financial Officer 781-238-1111 Press: Beth Clark, Marketing Manager 781-238-1111

For Immediate Release

RADVIEW REPORTS FIRST QUARTER 2004 RESULTS

        BURLINGTON, MA—May 3, 2004—RadView Software Ltd. (Nasdaq: RDVW), a premier provider of solutions for verifying the performance, scalability and integrity of business critical Web applications, today reported financial results for the first quarter ended March 31, 2004.

        Revenues for the first quarter of 2004 were $980,000 compared to $1,220,000 for the first quarter of 2003. The Company's net loss for the first quarter of 2004 was $1,151,000, or $0.06 per share, compared to a net loss of $1,541,000, or $0.09 per share, for the first quarter of 2003. The Company previously announced in March 2004 that it had completed a private placement with net proceeds of $1,831,000.

        "Revenues for the first quarter of 2004 were lower than expected," said Ilan Kinreich, CEO of RadView Software, "however, we have controlled our expenses and also managed to lower net loss as compared to the first quarter of 2003. We successfully achieved a major initiative in the first quarter with the completion of an equity investment, which enables us to continue executing on our 2004 plan. We are also pleased with strong bookings from our recurring maintenance business and the receipt of prepaid royalties from an OEM channel partner, as reflected in our increased deferred revenues."

        Mr. Kinreich further commented, "The main initiatives for the second quarter of 2004 will be the launch of a comprehensive suite of web testing products and further strengthening of our relationships with channel partners, all according to our 2004 plan."

Conference Call

        Ilan Kinreich, President and Chief Executive Officer, and Christopher Dineen, Chief Financial Officer, will host a conference call to discuss this announcement on Monday, May 3, 2004 at 5:00 p.m. Eastern time. The live broadcast and replay of the call will be available over the Internet at www.radview.com.

About RadView Software Ltd.

        RadView(TM) Software Ltd. (Nasdaq: RDVW) develops Internet infrastructure solutions to facilitate and accelerate the successful implementation of high-performance, business-critical Web applications. With its award-winning products, RadView provides the Web application testing and analysis software of choice to some of the most demanding customers from major industries such as financial services, Internet technology and content, retail, manufacturing, telecommunication, health care, and education. Corporate offices are located in Burlington, MA. For more information visit http://www.radview.com or call 1-888-RADVIEW.

        Statements concerning RadView's business outlook or future performance; anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are "forward-looking statements" as that term is defined under U.S. Federal securities laws. Forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. These risks, uncertainties and factors include, but are not limited to: our limited operating history and history of losses; market acceptance of our products; ability to develop new products and enhance existing products; impact of significant competition; and other factors detailed in RadView's filings with the Securities and Exchange Commission. RadView assumes no obligation to update the information in this release. RadView, WebLOAD, WebRM, and WebFT are trademarks of RadView Software Ltd. Other names may be trademarks of their respective owners.

--Tables to follow--

RADVIEW SOFTWARE LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2004	2003
Revenues:
Software licenses	$447	$667
Services	533	553

Total Revenues	980	1,220

Cost of Sales:
Software licenses	31	20
Services	80	119

Total Cost of Sales	111	139

Gross Profit	869	1,081

Operating Expenses:
Sales and marketing	805	1,230
Research and development	632	850
General and administrative	502	437
Stock-based compensation	84	111

Total Operating Expenses	2,023	2,628

Operating loss	(1,154)	(1,547)
Interest income	5	14
Other expense	(2)	(8)

Net loss	$(1,151)	$(1,541)

Net loss per share—Basic and diluted	$(0.06)	$(0.09)

Weighted average shares outstanding—Basic and diluted	17,796	16,471

RADVIEW SOFTWARE LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2004	December 31, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$4,025	$3,075
Accounts receivable, net	726	678
Prepaid and other current assets	382	426

Total current assets	5,133	4,179

Property and Equipment, net	275	333
Other Assets	655	643

Total Assets	$6,063	$5,155

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$252	$367
Accrued expenses	1,005	989
Restructuring reserve, current	231	225
Deferred revenue	1,359	1,064

Total current liabilities	2,847	2,645

Long-term Liabilities:
Restructuring reserve, less current portion	18	95
Accrued severance	635	619

Total long-term liabilities	653	714

Total Liabilities	3,500	3,359

Shareholders' Equity:
Ordinary shares	50	43
Additional paid-in capital	56,832	55,010
Deferred compensation	—	(89)
Accumulated deficit	(54,219)	(53,068)
Treasury shares, at cost	(100)	(100)

Total Shareholders' Equity	2,563	1,796

Total Liabilities and Shareholders' Equity	$6,063	$5,155

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  Exhibit 99.1
RADVIEW REPORTS FIRST QUARTER 2004 RESULTS